                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240.14a-12

                         DELAWARE GROUP EQUITY FUNDS III
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1. Title of each class of securities to which transaction applies:

     2. Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4. Proposed maximum aggregate value of transaction:

     5. Total fee paid:

[ ] Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     ---------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     3) Filing Party:

     ---------------------------------------------------------------------------

     4) Date Filed:

     ---------------------------------------------------------------------------

DELAWARE
INVESTMENTS

                                [April __, 2001]

Dear Shareholder:

                  A Special Meeting of Shareholders of Delaware Large Cap Growth Fund (the "Fund"), a series of Delaware Group Equity Funds III (the "Trust"), is being held in Philadelphia on May 15, 2001. We ask that you take the time to review the enclosed proxy statement and provide us with your vote on the important issues affecting your Fund.

                  The enclosed proxy statement describes two separate proposals that affect the Fund. On February 15, 2001, the Trust's Board of Trustees voted to change the investment strategy of the Fund to that of a focused fund, which will hold a portfolio generally consisting of 20 to 40 stocks. The change of investment strategy does not require a shareholder vote. However, in order for the Fund to operate as a focused fund, the Fund's current policies concerning diversification and concentration must be changed. These policies may be changed only by shareholder vote.

                  We realize that this proxy statement will take time to review, but your vote is very important. Please familiarize yourself with the proposals presented and sign and return your proxy card in the enclosed postage-paid envelope today.


                  Thank you for taking this matter seriously and participating in this important process.

Sincerely,


----------------------------------                   ---------------------------
Charles E. Haldeman, Jr., Chairman                   David K. Downes, President

                QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT

     We encourage you to read the attached proxy statement in full; however, the following questions and answers represent some typical concerns that shareholders might have regarding this proxy.

Q: WHY IS DELAWARE INVESTMENTS SENDING ME THIS PROXY?

     Open-end investment companies are required to obtain shareholders' votes for certain types of changes. As a shareholder, you have a right to vote on major policy decisions, such as those included here.

Q: WHAT ARE THE ISSUES CONTAINED IN THIS PROXY?

     There are two different proposals presented here and they are outlined in the Notice at the beginning of the proxy statement.

Q: HOW WILL THE PROPOSALS AFFECT ME AS A FUND SHAREHOLDER?

     Changing the fundamental policy concerning diversification of investments of the Fund gives the investment manager greater flexibility to invest a greater portion of the Fund's assets in each individual investment.

     Changing the fundamental policy concerning concentration of investments of the Fund enables the investment manager to invest more of the Fund's assets in a particular industry or group of industries.

     These changes may be viewed as increasing the risk profile of the fund because a greater portion of the Fund's assets will be invested in a fewer number of securities. In addition, a greater percentage of the Fund's assets may be invested within a particular industry or group of industries.

Q: HOW DOES THE BOARD OF TRUSTEES RECOMMEND THAT I VOTE?

     The Board of Trustees recommends that you vote in favor of, or FOR, all of the proposals on the enclosed proxy card.

Q: WHOM DO I CALL FOR MORE INFORMATION OR TO PLACE MY VOTE?

     Please call your Fund at 1.800.523.1918 for additional information. You can vote one of two ways:

     By Mail: Use the enclosed proxy card to record your vote for each proposal, then return the card in the postpaid envelope provided.

                                       or

     By Fax: Complete the enclosed proxy card and fax it to 215.255.8888.

DELAWARE                                                  One Commerce Square
INVESTMENTS                                               Philadelphia, PA 19103


                               Proxy Statement and
      Notice of Special Meeting of Shareholders to be Held on May 15, 2001

To the Shareholders of Delaware Large Cap Growth Fund:

     This is your official notice that a Special Meeting of Shareholders of Delaware Large Cap Growth Fund (the "Fund"), a series of Delaware Group Equity Funds III (the "Trust"), will be held on Tuesday, May 15, 2001, at 10:00 a.m. at One Commerce Square, Conference Room 34A, Philadelphia, Pennsylvania. The purpose of the meeting is to consider and act upon the following Proposals and to transact any other business that properly comes before the meeting and any adjournments thereof.

     1. A proposal to change your Fund's diversification classification from "diversified" to "non-diversified";

     2. A proposal to adopt a new fundamental investment restriction concerning concentration of the Fund's investments in the same industry or group of industries; and

     3. Any other business properly brought before the meeting.

     This Proxy Statement, which is first being mailed to shareholders on or about April 27, 2001, sets forth concisely the information that a shareholder of the Fund should know before voting on the Proposals. It should be read and retained for future reference.

     Please note that a separate vote is required for each Proposal that is being presented. Please vote your Proxy promptly to avoid the need for further mailings. Your vote is important.



---------------------------
David K. Downes, President

DELAWARE                                                  One Commerce Square
INVESTMENTS                                               Philadelphia, PA 19103


                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 2001


     Meeting Information. The Board of Trustees (hereafter referred to as the "Board of Trustees") of Delaware Investments' Delaware Group Equity Funds III (the "Trust"), on behalf of Delaware Large Cap Growth Fund (the "Fund"), is soliciting your proxy to be voted at the Special Meeting of Shareholders of the Fund to be held on Tuesday, May 15, 2001 at 10:00 a.m., Eastern time, at One Commerce Square, Room 34A, Philadelphia, Pennsylvania or any adjournments of the meeting (hereafter, the "Meeting").

     Purpose of Meeting. The purpose of the Meeting is to consider two proposals that apply to the Fund. The Proposals are listed in the accompanying Notice.

     The Board of Trustees urges you to complete, sign and return the Proxy Card included with this Proxy Statement, whether or not you intend to be present at the Meeting. It is important that you return the signed Proxy Card promptly to help assure a quorum for the Meeting.

     General Voting Information. The persons designated as proxies will vote your shares as you instruct on the Proxy Card. If your signed Proxy Card is returned without any voting instructions, your shares will be voted "FOR" each of the Proposals. The persons designated as proxies will also be authorized to vote in their discretion on any other matters that may come before the Meeting. If you sign and return a Proxy Card, you may still attend the Meeting to vote your shares in person. If your shares are held of record by a broker-dealer and you wish to vote in person at the Meeting, you should obtain a Legal Proxy from your broker of record and present it at the Meeting. You may also revoke your proxy at any time before the Meeting: (i) by notifying Delaware Investments in writing; (ii) by submitting a later signed Proxy Card; or (iii) by voting your shares in person at the Meeting. Any letter of revocation or later-dated proxy must be received by Delaware Investments prior to the Meeting and must indicate your name and account number to be effective.

     Each shareholder may cast one vote for each full share and a partial vote for each partial share of the Fund that they own on the record date, which is April 10, 2001 ("Record Date").

     This proxy solicitation is being made largely by mail, but may also be made through telephone, facsimile, oral or other communications by officers or employees of the Trust, its investment manager, Delaware Management Company ("DMC"), or its affiliates. Shareholders may provide proxy instructions by returning their Proxy Card by mail or fax.

     The Trust, DMC and their affiliates will not receive any compensation from the Fund for proxy solicitation activities. The cost of solicitation and the expenses incurred in connection with preparing this Proxy Statement and its enclosures will be paid by DMC. Estimated mailing costs for this Proxy Statement are approximately $33 and will be paid by DMC.

     Votes Required to Approve each Proposal. Each proposal must be approved by a majority of the Fund's outstanding shares on the Record Date, which is a vote by the holders of the lesser of (a) 67% or more of the voting securities present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (b) more than 50% of the outstanding voting securities. One-third of the Fund's shares outstanding and entitled to vote on the Record Date, represented in person or by proxy, makes up a quorum and must be present for the transaction of business at the Meeting. Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Meeting. They will be treated as votes present at the Meeting, but will not be treated as votes cast. They therefore would have the same effect as a vote "AGAINST" on proposals requiring a majority of votes present or a majority of outstanding voting securities for approval. DMC will reimburse banks, brokers or dealers for their reasonable expenses in forwarding soliciting materials to shareholders.

     If a quorum is not present at the Meeting or a quorum is present but sufficient votes to approve the Proposal(s) are not received, or for any other reason, a majority of votes cast by the shareholders present in person or in proxy or the chairperson may adjourn the Meeting.

     As of the Record Date, the Fund had 276,150 Institutional Class Shares and 13,198 Class A Shares outstanding. To the Trust's knowledge, as of the Record Date, the following are all of the beneficial and record owners of more than five percent of each class of the Fund.

Shareholder                                         Number of         Percent of
Name and Address                                     Shares              Fund
----------------                                     ------              ----
Lincoln National Life Insurance Company              276,149           95.43%
1300 South Clinton Street
Fort Wayne, IN  46802

     At the Record Date, the Trustees and officers of the Trust as a group beneficially owned less than 1% of the shares of each class of the Fund.

     Copies of the Fund's most recent Annual Report and Semi-Annual Report, including financial statements, have previously been delivered to shareholders. Copies of these reports are available upon request, at no charge by writing the Fund at the address shown on the top of the previous page of the Proxy Statement or by calling toll free 1.800.523.1918.

PROPOSAL 1: TO CHANGE THE FUND'S CLASSIFICATION FROM "DIVERSIFIED" TO "NON-DIVERSIFIED."

     The Board of Trustees of the Trust has approved a change to the Fund's policies regarding diversification. The Board and DMC believe that it is in the best interests of the Fund's shareholders to change the investment strategy of the Fund to a "non-diversified" focus fund because such a strategy may have better potential for asset growth. The Fund's present classification as a "diversified" fund may impede the Fund's use of certain portfolio management techniques that are now used by focused funds, as discussed below. As a non-diversified focus fund, the Fund's portfolio will typically consist of 20 to 40 stocks. Because the Fund will hold a limited number of securities, the Fund's portfolio manager may from time to time invest more than 5% of the Fund's assets in certain of the securities held by the Fund. In order to do so, the Fund must be classified as a non-diversified fund.

     Under the Investment Company Act of 1940 (the "1940 Act"), a change from diversified to non-diversified status requires shareholder approval. If Proposal 1 is approved by shareholders, the Fund's diversification status would change from diversified to non-diversified.

     The Fund is currently classified as a diversified mutual fund under section 5(b)(1) of the 1940 Act. This means that the Fund may not purchase securities of an issuer if, with respect to 75% of its total assets, (i) more than 5% of the Fund's total assets would be invested in securities of that issuer, or (ii) the Fund would hold more than 10% of the outstanding voting securities of that issuer. With respect to the remaining 25% of its total assets, the Fund can invest more than 5% of its assets in one issuer and hold more than 10% of the outstanding voting securities of one issuer. These percentage limitations do not apply to securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, or to securities issued by other investment companies. These limits apply as of the time the Fund purchases a security of a particular issuer. The Fund may exceed these limits if securities it already owns increase in value relative to the rest of the Fund's holdings.

     The Board, including those Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust (the "independent Trustees"), recommends changing the classification of the Fund to "non-diversified" under the 1940 Act. As required by the diversification rules of the Internal Revenue Code, a non-diversified fund may not purchase a security if, as a result, with respect to 50% of its total assets, more than 5% of the Fund's total assets would be invested in securities of a single issuer or more than 10% of the outstanding voting securities of the issuer would be held by the Fund. With respect to the remaining 50% of its total assets, the Fund would be limited to 25% in any one issuer. This means that a non-diversified fund can invest a greater portion of its assets in the securities of a single issuer than a diversified fund. As a result, however, the Fund could become somewhat riskier because it would have the ability to hold larger positions and, therefore, a smaller number of different securities. To the extent the value of a particular security may be adversely affected by business or other developments relating to the issuer, the impact on the Fund's net asset value could be greater than it would be on a diversified fund holding smaller position sizes.

     The Board and DMC believe that the proposed change will facilitate the Fund's pursuit of its new investment strategy. Because the Fund may hold as few as 20 names in its portfolio, it should operate as a non-diversified fund so that it has sufficient flexibility. Many other funds that follow a "focused" strategy similar to the Fund's are also non-diversified.

     If the proposal is approved, the Fund will still be subject to the diversification rules of the Internal Revenue Code. As discussed above, these rules provide that, to maintain favorable tax treatment, the Fund may not purchase a security if, as a result, with respect to 50% (instead of 75%) of its total assets, more than 5% of the Fund's total assets would be invested in securities of a single issuer or more than 10% of the outstanding voting securities of the issuer would be held by the Fund. With respect to the remaining 50% of its total assets, the Fund would be limited to 25% in any one issuer. These limits apply only as of the end of each quarter of the Fund's fiscal year, so the Fund may actually have a higher concentration in an issuer during periods between the ends of its fiscal quarters. The Internal Revenue Code limitations do not apply to securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, or to securities issued by other investment companies.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THE CHANGE IN THE FUND'S CLASSIFICATION FROM DIVERSIFIED TO NON-DIVERSIFIED.

     If the Fund's shareholders do not approve the proposed change to the Fund's classification, the Fund will continue to operate as a diversified fund.

PROPOSAL 2: TO CHANGE THE FUND'S CONCENTRATION POLICY TO PERMIT IT TO INVEST MORE THAN 25% OF ITS ASSETS IN ONE INDUSTRY OR GROUP OF INDUSTRIES AND TO MAKE A CORRESPONDING CHANGE IN THE FUND'S INVESTMENT LIMITATIONS.

     The Board of Trustees has approved a change to the Fund's policies regarding concentration that would permit the Fund to invest more than 25% of its assets in a single industry or group of industries from time to time. The Board and DMC believe that the proposed change will enable the Fund to take greater advantage of a bottom-up approach to investing by taking larger position sizes in industries or sectors that the manager believes offer the greatest potential return over the market. While the Fund's manager does not anticipate concentrating the Fund's assets in any particular industry or sector, industry or market sector is not expected to be a primary factor considered by the manager when making investment decisions. Therefore, industry concentration may occur from time to time. The change in concentration policy will provide the Fund with greater flexibility to respond to future investment opportunities. Because the policy in question is considered to be a fundamental policy, the change requires shareholder approval before it can be implemented.

     The Fund is required to disclose its policy of concentrating its investments in a particular industry or group of industries under section 8(b)(1) of the 1940 Act, and may not deviate from that policy unless it has obtained shareholder approval, as required by section 13(a)(3) of the 1940 Act. The SEC has taken the position that a fund that invests more than 25% of its total assets in a particular industry is concentrating its investments in that industry. The Fund's current fundamental policy concerning concentration provides that:

     "[The Fund shall not] make investments that will result in the concentration (as that term may be defined in the [1940 Act], any rule or order thereunder, or U.S. Securities and Exchange Commission staff interpretation thereof) of its investments in the securities of issuers primarily engaged in the same industry, provided that this restriction does not limit the Fund from investing in obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, or in tax-exempt securities or certificates of deposit."

     If the proposal is approved, the Fund would adopt the following fundamental policy concerning concentration (additional language is underlined):

     "The Fund may, from time to time, make investments that will result in the concentration (as that term may be defined in the 1940 Act, any rule or order thereunder, or U.S. Securities and Exchange Commission staff interpretation thereof) of its investments in the securities of issuers within various industries or industry groupings."

     The Board, including the independent Trustees, recommends permitting the Fund to concentrate its investments, and, correspondingly, revising this fundamental investment limitation. A fund that concentrates its investments can invest a greater portion of its assets in a single industry or group of industries than a fund that does not. As a result, however, the Fund could be exposed to greater risk to the extent that the particular industry or industries in which it invests experiences adverse changes. The impact of such adverse changes on the Fund could be greater than it would be on a fund that does not concentrate its investments. For example, if the Fund concentrates its investments in the technology or financial services industries, it will be exposed to special risks. With respect to the technology industry, such risks may include an issuer's products not proving commercially successful or becoming obsolete quickly and prices declining as a result of earnings disappointments. With respect to the financial services industry, such risks may include decreased profitability as a result of government regulation and vulnerability to rapidly rising inflation. A portfolio concentrated in these industries may be more volatile than one that does not. These industries are offered only as examples and there is no guarantee that the Fund will or will not concentrate its investments in these industries.

     The Board and DMC believe that the proposed change will facilitate the Fund's pursuit of its new investment strategy. Providing the Fund with the ability to concentrate its investments from time to time in one or more industries would allow the Fund's managers additional flexibility to respond to changing conditions.


THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THE CHANGE IN THE FUND'S CONCENTRATION POLICY TO PERMIT IT TO INVEST MORE THAN 25% OF ITS ASSETS IN ONE INDUSTRY OR GROUP OF INDUSTRIES, AND THE CORRESPONDING CHANGE IN THE FUND'S INVESTMENT LIMITATIONS.

     If the Fund's shareholders do not approve the proposed change to the Fund's investment limitations, the Fund's current concentration policy will remain in effect.

                                OTHER INFORMATION

     Information about the Fund's Service Providers. DMC, located at One Commerce Square, Philadelphia, PA 19103, serves as the Fund's investment manager. Delaware Distributors, L.P., serves as the principal underwriter to the Fund and Delaware Service Company, Inc., serves as its administrator; both have as their principal address One Commerce Square, Philadelphia, PA 19103.

     Other Matters to Come Before the Meeting. The Board does not intend to present any other business at the Meeting, nor is it aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying proxy card will vote on those matters in accordance with their judgment.

     Shareholder Proposals. The Fund does not hold annual shareholder meetings. Shareholders wishing to submit proposals for consideration for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of the Trust, so that they will be received at a reasonable time prior to any such meeting.

DELAWARE LARGE CAP GROWTH FUND (the "Fund")
SPECIAL SHAREHOLDER MEETING - MAY 15, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints David K. Downes, Richard J. Flannery and Richelle S. Maestro, or any of them, each with the right of substitution, proxies of the undersigned at the Special Meeting of Shareholders of the Fund to be held at One Commerce Square, Conference Room 34A, 2005 Market Street, Philadelphia, Pennsylvania, on Tuesday, May 15, 2001 at 10:00 A.M., or at any postponement or adjournments thereof, with all the powers which the undersigned would possess if personally present, and instructs them to vote upon any matters which may properly be acted upon at this meeting and specifically as indicated on the reverse side of this form. Please refer to the proxy statement for a discussion of each of these matters.

BY SIGNING AND DATING THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED, OR IF NOT MARKED, TO VOTE "FOR" EACH PROPOSAL, AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.


Please vote by checking ( ) the appropriate box below.
1.       To change the Fund's classification from                            FOR        AGAINST        ABSTAIN
        "diversified" to "non-diversified".                                  / /          / /            / /



2.       To adopt a new fundamental investment                               FOR        AGAINST        ABSTAIN
         restriction concerning concentration                                / /          / /            / /
         of the Fund's investments in the same
         industry or group of industries.

                                                                             THIS PROXY CARD IS ONLY VALID WHEN SIGNED
                                                                             AND DATED. TO SECURE THE LARGEST POSSIBLE
                                                                             REPRESENTATION AND AVOID THE ADDITIONAL
                                                                             EXPENSE TO THE FUND OF FURTHER
                                                                             SOLICITATION, PLEASE DATE AND SIGN NAME OR
                                                                             NAMES BELOW AS PRINTED ON THIS CARD TO
                                                                             AUTHORIZE THE VOTING OF YOUR SHARES AS
                                                                             INDICATED. WHERE SHARES ARE REGISTERED WITH
                                                                             JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN.
                                                                             PERSONS SIGNING AS EXECUTOR, ADMINISTRATOR,
                                                                             TRUSTEE OR OTHER REPRESENTATIVE SHOULD GIVE
                                                                             FULL TITLE AS SUCH.

                                                                             Date                 , 2001
                                                                                 -----------------

                                                                             -------------------------------------------------------

                                                                             -------------------------------------------------------
                                                                                         Signature(s) (Joint Owners)
                                                                                          (PLEASE SIGN WITHIN BOX)